Exhibit 10.1

PRECISION CASTPARTS CORP.

NONSTATUTORY STOCK OPTION AGREEMENT

For SERP Level One and Level Two Participants

THIS AGREEMENT is made as of the “Grant Date”, between Precision Castparts Corp., an Oregon corporation (the “Company”), and Optionee (“Optionee”). Grant date, optionee name, number of shares, and grant price are shown on the Notice of Grant of Stock Option and Option Agreement furnished to each Optionee.

Pursuant to the Precision Castparts Corp. 2001 Stock Incentive Plan (the “Plan”), the Board of Directors has voted in favor of granting to the Optionee an option to purchase Common Stock of the Company on the terms set forth below. In consideration of the promises and mutual covenants herein contained, the Company and the Optionee agree as follows:

1. Grant. The Company hereby grants to the Optionee upon the terms and conditions hereinafter stated the right and option (the “Option”) to purchase all or any part of an aggregate number of shares of the Company’s authorized but unissued Common Stock at a grant price. The Option is a Nonstatutory Stock Option and is not an Incentive Stock Option, as defined in Section 422A of the Internal Revenue Code, as amended. Under the conditions set forth in paragraph 3, the Optionee’s right to exercise the Option shall terminate and in substitution therefor the Optionee shall have the right to exercise a stock appreciation right.

2. Terms of Option. The Option is granted upon the following terms:

2.1 Duration of the Option. Subject to reductions in the Option period as hereinafter provided in the event of termination of employment or death of the Optionee, the Option shall continue in effect for a period of ten (10) years from the date hereof.

2.2 Time of Exercise. Except as provided in paragraph 2.5, the Option may be exercised from time to time beginning one year after the date hereof to the extent the Option has become vested. Twenty-five percent of the shares subject to the Option shall become vested one year after the date of this Agreement and an additional 25% shall become vested each year thereafter. If the Optionee does not exercise the Option in any one year for the full number of shares to which the Optionee is entitled, the rights shall be cumulative and the Optionee may exercise the Option for such shares in any subsequent year during the term of the option.

2.3 Limitations on Right to Exercise. Except as provided in paragraph 2.5, the Option may not be exercised unless at the time of such exercise the Optionee is employed by the Company or any subsidiary of the Company and shall have been so employed continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Board of Directors shall not, however, be deemed an interruption of employment for this purpose.

2.4 Nontransferability. The Option is nonassignable and non-transferable by the Optionee except by will or by the laws of descent and distribution of the state or country of the Optionee’s domicile at the time of death, and is exercisable during the Optionee’s lifetime only by the Optionee.

Precision Castparts Corp.

Nonstatutory Stock Option Agreement

2.5 Termination of Employment; Change of Control.

(a) In the event the employment of the Optionee by the Company or by any parent or subsidiary of the Company is terminated, other than in the circumstances specified in subsection (b) or (c) below, the Option held by the Optionee may be exercised at any time prior to its expiration date or the expiration of six months after the date of such termination of employment, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option on the date of such termination.

(b) (1) In the event the Optionee’s employment is terminated because of death, the Option held by the Optionee may be exercised with respect to all remaining shares subject thereto, free of the vesting requirements of paragraph 2.2, at any time prior to its expiration date or the expiration of twelve months after the date of death, whichever is the shorter period. The Option shall be exercisable only by the person or persons to whom the Optionee’s rights under the Option shall pass by the Optionee’s will or by the laws of descent and distribution of the state or country of the Optionee’s domicile at the time of death.

(2) In the event the Optionee’s employment is terminated by retirement at normal retirement age as defined under the provisions of the Company’s Retirement Plan, the Option may be exercised with respect to all remaining shares subject thereto, free of the vesting requirements of paragraph 2.2, at any time prior to its expiration date, the expiration of five years after the date of such termination of employment, or the expiration of one year after the date of death of the Optionee following termination of employment, whichever period is shorter.

(3) If the Optionee’s employment is terminated under conditions of early retirement as defined under the provisions of the Company’s Retirement Plan, the Option may be exercised at any time prior to its expiration date or the expiration of twelve months after the date of such termination of employment, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option on the date of termination.

(4) In the event of termination of employment because of total disability, the Option may be exercised with respect to all remaining shares subject thereto, free of the vesting requirements of paragraph 2.2, at any time prior to the expiration date of the Option or twelve months after the date of such termination of employment, whichever is the shorter period. The term “total disability” means a mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties as an employee of the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Company.

Precision Castparts Corp.

Nonstatutory Stock Option Agreement

(5) In the event of termination of employment for cause, the Optionee’s right to exercise the Option shall immediately terminate and the Option shall be forfeited. For these purposes, “cause” for termination shall exist if the Optionee (i) has committed any act of fraud, embezzlement, misappropriation, theft or any material violation of the Company’s Code of Conduct in the course of the Optionee’s employment; (ii) the Optionee has violated any federal, state, foreign or local law, ordinance, rule or regulation (other than minor traffic violations or similar offenses) that is materially detrimental to the business, reputation, or goodwill of the Company or a subsidiary of the Company; or (iii) the Optionee has continually and intentionally failed or refused to perform his or her assigned job duties and responsibilities, and such failure or breach is not cured within thirty (30) days after the Optionee is provided with written notice specifically describing the asserted failure or refusal. Notwithstanding other provisions of this Agreement, the Company may suspend the exercisability of the Option during the pendency of any investigation of whether cause exists to terminate the Optionee’s employment.

(c) Acceleration in Certain Events. Notwithstanding any other provisions of this Agreement, a special acceleration (“Special Acceleration”) of the Option shall occur and the Option shall immediately become exercisable in full at any time when any one of the following events has taken place:

(1) The shareholders of the Company approve one of the following (“Approved Transactions”): (A) any consolidation, merger or plan of exchange involving the company (“Merger”) pursuant to which Common Stock would be converted into cash; or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transaction) of all or substantially all of the assets of the Company; or (C) the adoption of any plan or proposal for the liquidation or dissolution of the Company; or (D) any merger, consolidation or plan of exchange which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50% or less of the combined voting power of the voting securities of the company or such surviving entity outstanding immediately after such merger, consolidation or exchange; or (E) any merger, consolidation or plan of exchange effected to implement a recapitalization of the Company (or similar transaction) in which a person acquires more than 20% of the combined voting power of the Company’s then outstanding securities; or

(2) A tender or exchange offer, other than one made by the Company, is made for Common Stock (or securities convertible into Common Stock) and such offer results in a portion of those securities being purchased and the offeror after the consummation of the offer is the beneficial owner (as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of more than 20 percent of the outstanding Common Stock; or

(3) Any person is or becomes the beneficial owner of more than 20 percent of the Company’s outstanding Common stock; or

(4) During any period of two consecutive years, individuals who at the beginning of such period constituted a majority of the Board of Directors cease for any reason to constitute a majority thereof unless the nomination or election of such new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

Precision Castparts Corp.

Nonstatutory Stock Option Agreement

All options that are accelerated pursuant to this paragraph 2.5(c) shall terminate upon the dissolution of the Company or upon the consummation of any Merger pursuant to which Common Stock would be converted to cash. The terms used in this paragraph 2.5(c) and not defined elsewhere in this Agreement shall have the same meanings as such terms have in the Exchange Act and the rules and regulations adopted thereunder.

(d) In the event of death or termination of employment of the Optionee, to the extent the Option shall not have been exercised within the limited periods provided above, all further rights to purchase shares pursuant to the Option shall cease and terminate at the expiration of such periods.

2.6 Purchase of Shares. Shares may be acquired pursuant to the Option only upon receipt by the Company of written notice of exercise signed by the Optionee. In the notice, the Optionee shall specify the date the Option being exercised was granted, the number of shares covered by the Option, the Option price, the number of shares as to which the Option is being exercised, the form of payment to be used as prescribed below, and, unless in the opinion of counsel for the Company such a representation is not required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the Optionee’s present intention to acquire the shares for investment and not with a view to distribution. Exercise of all or part of the Option constitutes a binding contract between the Company and the Optionee. The Optionee shall make payment in full for the shares covered by such exercise in cash, in shares of stock of the Company previously acquired and held for not less than one year by the Optionee, valued at fair market value as determined by the Board of Directors, or in any combination of cash and such shares of stock of the Company. If the Optionee elects to make full or partial payment in shares of stock, the Optionee shall deliver duly endorsed certificates representing such shares with the notice of exercise, or make alternate arrangements for delivery of the shares that are satisfactory to the Company, in its discretion. If the Optionee elects to make full or partial payment in cash, such payment shall be made in fully collected funds at the time of exercise provided that if the Optionee is executing an order for immediate sale of the shares acquired pursuant to the Option through a registered broker dealer, the Optionee may make such payment by delivering to the Company with the notice of exercise (i) a personal check for the exercise price and any applicable withholding taxes, which check shall be honored by the bank upon which it is drawn within five business days from the date of exercise, or such lesser number of business days equal to the settlement period for broker transactions under applicable law at the date of exercise, and (ii) an authorization and assignment for security purposes in form satisfactory to the Company pursuant to which the Company is entitled to obtain payment of the exercise price and any applicable withholding taxes from the proceeds of sale of the shares in the event the Optionee’s check is not timely honored. Upon receipt of full payment of the exercise price and applicable taxes, the Company will issue certificate(s) representing the shares purchased. No shares shall be issued until full payment therefor has been made. The exercise and payment procedures set forth in this Section 2.6 are subject to change from time to time by the Company upon written notice to the Optionee.

Precision Castparts Corp.

Nonstatutory Stock Option Agreement

2.7 Suspension of the Company’s Form S-8 Registration Statements. If, as of either the end of the Option term specified in Section 2.1 or the end of any of the post-termination exercise periods specified in Section 2.5, sales of Common Stock pursuant to the Company’s Form S-8 registration statements are suspended because the Company is delinquent in its filings with the Securities and Exchange Commission, the Option period or the post-termination exercise period, as applicable, shall be automatically extended to the date that is 90 days after the end of the suspension of sales pursuant to the Company’s Form S-8 registration statements.

3. Substitution of Stock Appreciation Right. The Board of Directors or the Compensation Committee of the Board of Directors may at any time, in its sole discretion and without the consent of the Optionee, provide that a stock appreciation right shall be substituted for the Option. The number of shares subject to the stock appreciation right shall be equal to the number of Option shares that remain subject to the Option and as to which the Option has not been exercised. The substitution shall become effective upon written notification from the Company to the Optionee. Upon such notification, the Option shall terminate and shall no longer be exercisable. In substitution for the Option and subject to the same terms and conditions of this Agreement applicable to the Option, Optionee shall be entitled to exercise a stock appreciation right, subject to the following terms and conditions:

3.1 Duration of Stock Appreciation Right. The duration of the stock appreciation right shall be the same as the Option as provided in paragraph 2.1.

3.2 Time of Exercise; Limitations on Right to Exercise; Termination of Employment; Change of Control. The stock appreciation right shall be exercisable only to the extent that the Option would have been exercisable and only on the conditions applicable to the Option, including paragraphs 2.2, 2.3 and 2.5.

3.3 Nontransferability. The stock appreciation right is nonassignable and non-transferable except by will or by the laws of descent and distribution of the state or country of the Optionee’s domicile at the time of death and is exercisable during the Optionee’s lifetime only by the Optionee.

3.4 Exercise of Stock Appreciation Right. The stock appreciation right shall entitle the Optionee, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of Common Stock of the Company over the Option price per share (as set forth in the Notice of Grant of Stock Option and Option Agreement), multiplied by the number of shares covered by the stock appreciation right, or portion thereof, that is surrendered. No stock appreciation right shall be exercisable at a time that the amount determined under this subparagraph is negative. Payment by the Company upon exercise of a stock appreciation right shall be made in Common Stock valued at fair market value. For this purpose, the fair market value of the Common Stock shall be the closing price of the Common Stock last reported before the time of exercise, or such other value of the Common Stock as specified by the Board of Directors.

3.5 Fractional Shares. No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Board of Directors or Compensation Committee of the Board of Directors shall determine, the number of shares may be rounded downward to the next whole share.

Precision Castparts Corp.

Nonstatutory Stock Option Agreement

4. Withholding Tax. The Optionee shall, upon notification of the amount due, if any, and prior to or concurrently with delivery of the certificates representing the shares with respect to which the Option (or stock appreciation right if paragraph 3 is applicable) was exercised, pay to the Company amounts necessary to satisfy any applicable federal, state, and local withholding tax requirements. If additional withholding becomes required beyond any amount deposited before delivery of the certificates, the Optionee shall pay such amount to the Company on demand. If the Optionee fails to make any payment required to be made by the Optionee hereunder, the Company may withhold such amount from any funds owed by the Company to the Optionee.

5. Changes in Capital Structure. In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or another corporation, by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividend payable in shares, the Board of Directors shall make appropriate adjustments in the number and kind of shares for purchase pursuant to the Option (and the stock appreciation right, if paragraph 3 is applicable) and the corresponding Option price, or, in its discretion, select one of the alternative treatments of outstanding options and stock appreciation rights permitted under Section 12 of the Plan. Any such adjustment made by the Board of Directors shall be conclusive.

6. Approvals. The obligations of the Company under this Agreement are subject to the approval of the Plan by the shareholders of the Company in accordance with Oregon law and to the approval of such state or federal authorities or agencies, if any, as may have jurisdiction in the matter. The Company will use its best efforts to take such steps as may be required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company’s shares may then be listed, in connection with the issuance or sale of any shares acquired upon the exercise of the Option (a stock appreciation right if paragraph 3 is applicable).

7. Employment Rights. Nothing in the Plan or this Agreement shall confer upon the Optionee any right to be continued in the employment of the Company or any subsidiary of the Company, or shall interfere in any way with the right of the Company or any subsidiary by whom the Optionee is employed to terminate the Optionee’s employment at any time, for any reason, with or without cause.

8. Binding Upon Successors. This Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company but except as hereinabove provided the Option (and the stock appreciation right if paragraph 3 is applicable) herein granted shall not be assigned or otherwise disposed of by the Optionee.

Precision Castparts Corp.

Nonstatutory Stock Option Agreement